SCHEDULE 14A
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                    SCHEDULE 14A INFORMATION

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                         (Amendment No.)

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                                 SWANK, INC.
        (Name of Registrant as Specified in Its Charter)

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SWANK, INC.  6  Hazel Street, Attleboro, Massachusetts 02703

Notice of Annual Meeting of Stockholders



  The 2000 Annual Meeting of Stockholders of SWANK, INC. (the
"Company") will be held at the Company's offices at 6 Hazel
Street, Attleboro, Massachusetts, on April 20, 2000 at
11:00 o'clock A.M. local time, for the purpose of considering and acting upon the following:


      1. The election of two (2) Class II directors to serve on the Company's Board of Directors;


      2. The approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year 2000;


      3. The transaction of such other business as may properly come before the meeting.


  Only holders of record of Common Stock at the close of business on February 24, 2000 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.




                           By Order of the Board of Directors



                           Jerold R. Kassner,
                           Secretary



Dated:  March 20, 2000




ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.  IF
YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE
ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN
THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.

SWANK, INC.  6  Hazel Street, Attleboro, Massachusetts 02703



PROXY STATEMENT
2000 Annual Meeting of Stockholders
April 20, 2000



This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SWANK, INC. (the "Company") of proxies in the form enclosed for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. All expenses in connection with the solicitation of proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company by mail, telephone, telecopier, telegraph or personal interview.

  The outstanding voting securities of the Company at the close of business on February 24, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, consisted of 16,569,423 shares of Common Stock, $.10 par value per share ("Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote, present in person or by proxy, constitutes a quorum for the purposes of the Meeting. The affirmative vote of a plurality of votes cast at the Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000. This Proxy Statement and the accompanying form of proxy will be mailed or otherwise furnished on or about March 20, 2000 to all stockholders of record at the close of business on February 24, 2000.


OWNERSHIP OF VOTING SECURITIES

  The following table sets forth information as of February 24, 2000 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("the Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock:


Title of       Name and Address of  Amount and Nature  Percent
Class          Beneficial Owner     of Beneficial      of
                                    Ownership          Class

Common Stock   The New Swank, Inc.   9,789,817 (1)(2)     59.1%
               Retirement Plan
               90 Park Avenue
               New York, N 10016

Common Stock   Marshall Tulin        4,450,550 (3)(4)     26.8%
               90 Park Avenue
               New York, NY 10016

Common Stock   John Tulin            4,022,857 (3)(5)     24.2%
               90 Park Avenue
               New York, NY 10016

Common Stock   Raymond Vise          3,788,410 (3)(6)    22.8%
               8 El Paseo
               Irvine, CA 92715

 (1) The Company has merged its Employee Stock Ownership Plan No.1 ("ESOP I"), Employee Stock Ownership Plan No. 2 ("ESOP II") and Savings Plan into one plan, The New Swank, Inc. Retirement Plan (the "Retirement Plan"). This amount includes (a) 6,287,630 shares of Common Stock allocated to participants' Retirement Plan accounts as to which such participants may direct the trustees of the Retirement Plan as to voting on all matters and (b) an additional 182 of such shares allocated to the accounts of former employees, subject to forfeiture, and able to be voted by the trustees on all matters on which stockholders may vote.

(2) This amount also includes 3,211,513 shares of Common Stock allocated to participants' accounts in the Retirement Plan as to which participants may direct the trustees as to voting only on certain significant corporate events and as to which the trustees may vote on all other matters in their discretion. Shares allocated to such accounts as to which no voting instructions are received are required to be voted in the same proportion as shares allocated to such accounts as to which voting instructions are received. This amount also includes 545,491 shares held under the Retirement Plan, as to which participants may direct the trustees as to voting on all matters and may be disposed of in the discretion of the trustees.

(3) The trustees of the Retirement Plan (other than with respect to 401(k) accounts) are Marshall Tulin, Chairman of the Board
and a director of the Company,   John A.Tulin, President and
a director of the Company and Raymond Vise, a director of the Company. This amount includes (a) 182 shares of Common
Stock allocated to the accounts of former employees but voted by the trustees (see footnote 1 above), (b) 3,211,513 shares held in accounts as to which the trustees have sole voting power as to certain matters (see footnote 2 above) and (c) 545,491 shares held under the Retirement Plan which may be disposed of in the discretion of the trustees
(see footnote 2 above).

(4) This amount includes 343,022 shares owned by Mr. Tulin's wife. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 40,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Company's 1987 Incentive Stock Option Plan (the "1987 Plan") and 95 shares allocated to his accounts under the Retirement Plan.

(5) This amount includes 3,180 shares owned by Mr. Tulin's wife and 7,000 shares held by Mr. Tulin's daughter. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 40,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and 73,288 shares allocated to his accounts under the Retirement Plan.

(6) This amount includes 25,000 shares which Mr. Vise has the right to acquire within 60 days through the exercise of stock options granted under the 1994 Non-Employee Director Stock Option
Plan (the "1994 Plan").

  The following table sets forth information at February 24, 2000 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table and (c) all directors and executive officers of the Company as a group (12 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person or such group.

Beneficial Owner         Amount and    Percent of
                         Nature of       Class
                         Beneficial
                         Ownership
Mark Abramowitz            27,600(1)  Less than 1%
John J. Macht              25,000(2)  Less than 1%
James Tulin               106,209(3)  Less than 1%
John Tulin              4,022,857(4)  24.2%
Marshall Tulin          4,450,550(5)  26.8%
Raymond Vise            3,788,410(6)  22.8 %
Lewis Valenti              98,595(7)  Less than 1%
Eric P. Luft               68,996(8)  Less than 1%
All directors and       5,360,640(9)  31.7 %
executive officers as
a group (12 persons)

(1) Includes 25,000 shares which Mr. Abramowitz has the right to acquire within 60 days through the exercise of stock options granted under the 1994 Plan.

(2) Includes 25,000 shares which Mr. Macht has the right to acquire within 60 days through the exercise of stock options under the 1994 Plan.

(3) Includes 35,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan, an aggregate of 428 shares held by his children and an aggregate of 70,155 shares of Common Stock allocated to his accounts under the Retirement Plan.

(4) Includes the shares referred to in footnotes 3 and 5 to the first table above under "Ownership of Voting Securities."

(5) Includes the shares referred to in footnotes 3 and 4 to the first table above under "Ownership of Voting Securities."

(6) Includes the shares referred to in footnote 3 and 6 to the first table above under "Ownership of Voting Securities."

(7) Includes 35,000 shares which Mr. Valenti has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and an aggregate of 55,508 shares of Common Stock allocated to his accounts under the Retirement Plan.

(8) Includes 15,000 shares which Mr. Luft has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and an aggregate of 54,091 shares of Common Stock allocated to his accounts under the Retirement Plan.

(9) Reference is made to footnotes (1) through (8) above. This amount also includes 325,000 shares of Common Stock which directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and the 1994 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

 During the year ended December 31, 1999, Bruce Shopoff failed to report two transactions on a Form 4 that were subsequently reported on Form 5.

I.  Nominees for Election as Directors

  The Company's By-laws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with each class to be as nearly equal in number as possible. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those in the class whose terms expire at such annual meeting.

  At the Meeting, stockholders will elect two Class II directors to serve for a term of three years, until the annual meeting of stockholders in the year 2003 and until the election and qualification of their respective successors. Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the nominees for election as directors. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for any substitute nominees.

  The following sets forth certain information about each nominee for election as a director of the Company and each director whose term of office will continue after the Meeting, including his principal occupation or employment.

Nominees:

John Tulin (1) - Class II

  Mr. Tulin, who is 53 years old, is President of the Company.
He joined the Company in 1971. He was elected a Vice President in 1974, a Senior Vice President in 1979, Executive Vice
President in 1982 and President on October 24, 1995. Mr. Tulin became a director in 1975.

John J. Macht (4) - Class II

  Mr. Macht, who is 63 years old, has been President of The Macht Group, a marketing and retail consulting firm, since July 1992. From April 1991 until July 1992 Mr. Macht served as Senior Vice President of Jordan Marsh department stores, a division of Federated Department Stores. Mr. Macht became a director in December 1995.

Directors whose terms of office will continue after the Meeting:


Mark Abramowitz (2)(3) - Class I

  Mr. Abramowitz, who is 64 years old, has been a partner in the law firm of Parker Chapin LLP for more than the past five years.
The firm is general counsel to the Company. Mr. Abramowitz became a director in 1987.

James Tulin  (1) - Class I
 Mr. Tulin, who is 49 years old, is a Senior Vice President of the Company. He joined the Company in 1974, became a Regional Sales Manager in 1978 and was elected a Vice President in 1985 and a Senior Vice President in 1986. Mr. Tulin became a director in 1985.

Marshall Tulin (1)  - Class III

  Mr. Tulin, who is 82 years old, is Chairman of the Board of the Company. He joined the Company in 1940, was elected a Vice
President in 1954, President in 1957 and Chairman of the Board on October 24, 1995. Mr. Tulin became a director in 1956.

Raymond Vise (1)(2)(3)(4) - Class III

  Mr. Vise, who is 78 years old, served as Senior Vice President of the Company for more than five years prior to his retirement in 1987. Mr. Vise became a director in 1963.
(1) Member of the Executive Committee of the Board.

(2) Member of the Audit Committee of the Board. There were 6 meetings of this committee during the last fiscal year. This committee reviews the Company's financial statements with the independent accountants prior to their submission to the Board, recommends to the Board the appointment of the independent accountants, reviews the performance and scope of services to be provided by the independent accountants and reviews the adequacy of internal accounting procedures and controls.

(3) Member of the Executive Compensation Committee of the Board. There were 2 meetings of this committee during the last fiscal year. This committee recommends the annual compensation, including bonuses, for the 3 executive officers of the Company who are also directors, each of whom has an employment agreement with the Company (see "Remuneration and Related Matters"), and for the Company's Chief Financial Officer.

(4) Member of the Stock Option Committee of the Board. There were no meetings of this committee during the last fiscal year.
This committee administers the options which remain outstanding under the Company's 1987 Incentive Stock Option Plan.

  There were 8 meetings of the Board during the last fiscal year. Each of the directors attended at least 75% of the aggregate of all such Board meetings and all meetings held by committees of the Board on which he served. The Company does not have any nominating or similar committee.

  There are no family relationships among any of the persons listed above or among any of such persons and any of the other executive officers of the Company, except that James Tulin and John Tulin are sons of Marshall Tulin.

Remuneration and Related Matters

  The following table sets forth certain summary information concerning compensation during the fiscal year ended December 31, 1999 with respect to the Company's Chief Executive Officer and each of the other 4 most highly compensated executive officers of the Company:

Summary Compensation Table

ANNUAL COMPENSATION
NAME AND PRINCIPAL   YEAR   SALARY   BONUS     OTHER        ALL
POSITION                                      ANNUAL       OTHER
                                               COMPEN-     COMPEN-
                                              SATION(6)    SATION
                                                           (8)(9)

Marshall Tulin (1)   1999 $360,000   $10,000                  $210
Chairman of the      1998  360,000    30,000                    88
Board                1997  360,000    25,000                14,934

John Tulin (2)       1999  410,000    60,000                   292
President, Chief     1998  355,833   150,000                 2,008
Executive Officer    1997  303,333   125,000                14,234

Eric P. Luft (3)     1999  142,500   245,311                   292
Senior Vice          1998  130,000   272,412                 2,008
President            1997  130,000   235,145                15,334

Lewis Valenti (4)    1999  160,000   195,844                   292
Senior Vice          1998  160,000   231,276                 2,008
President            1997  160,000   201,875                15,834

James Tulin (5)      1999  260,000    50,000    38,840 (7)     292
Senior Vice          1998  250,000    75,000    42,355 (7)      88
President            1997  245,833    65,000    41,802 (7)  11,534


(1) Mr. Tulin has an employment agreement with the Company which provides for automatic renewal for successive one-year periods unless at least 30 days prior to the June 30 anniversary, either the Company or Mr. Tulin determine not to further extend the term and provides for a salary at the rate of $360,000 per annum.

(2) Mr. Tulin has an employment agreement with the Company which terminates on December 31, 2001 providing for a salary at the rate (commencing January 1, 1999) of $410,000 per annum.

(3) The bonus amounts shown for Eric P. Luft include sales commissions in the amounts of $217,811, $200,412, and $175,145 for the years 1999, 1998 and 1997, respectively.

(4) The bonus amounts shown for Lewis Valenti include sales commissions in the amounts of $195,844, $181,276 and $161,875 for the years 1999, 1998 and 1997, respectively.

(5) Mr. Tulin has an employment agreement with the Company which terminates on December 31, 2001 providing for a salary at the rate (commencing January 1, 1999) of $260,000 per annum.

(6) Except as set forth for James Tulin, perquisites and other personal benefits during 1999, 1998, and 1997 did not exceed the lesser of $50,000 or 10% of reported annual salary and bonus for any of the executive officers named in the "Summary Compensation Table".

(7) These amounts include automobile lease payments of $18,778, in 1999, $19,582, in 1998, and $17,838 in 1997 and a travel allowance of $10,800 in each of 1999, 1998 and 1997.

(8) The amounts set forth for 1999, 1998 and 1997 represent
allocations under certain benefit plans of the Company as
follows:
                                   DEFERRED
                RETIREMENT PLAN COMPENSATION
                       ACCOUNTS       PLAN   TOTAL
1999
Marshall  Tulin          $210                $ 210
John Tulin                292      $1,920    2,212
Eric P. Luft              292       1,920    2,212
Lewis Valenti             292       1,920    2,212
James Tulin               292                  292
1998
Marshall  Tulin           $88                 $ 88
John Tulin                 88      $1,920    2,008
Eric P. Luft               88       1,920    2,008
Lewis Valenti              88       1,920    2,008
James Tulin                88                   88
1997
Marshall  Tulin        $3,734     $11,200  $14,934
John Tulin              3,734      10,500   14,234
Eric P. Luft            3,734      11,600   15,334
Lewis Valenti           3,734      12,100   15,834
James Tulin             3,734       7,800   11,534

(9) Excludes long-term performance awards granted in 1998 to Messrs. John Tulin, Eric P. Luft, Lewis Valenti and James Tulin under the Company's 1998 Equity Incentive Compensation Plan (the "Incentive Compensation Plan"). The awards, which are payable 60% in cash and 40% in shares of the Company's common stock, may become payable if the Company achieves certain levels of Cumulative Pretax Income (as defined in the Incentive Compensation Plan) for the fiscal years ended December 31, 1998, 1999 and 2000. Less than the maximum amount payable under the awards may be payable if the Company reaches certain percentages (at or above 70%) of the maximum Cumulative Pretax Income goal. If an award becomes payable, the cash portion will be payable in March 2001 and the common stock portion will be payable commencing on April 30, 2001 and on each of the next two anniversaries of such date (subject to forfeiture in certain circumstances). Cumulative Pretax Income will be as is set forth on the consolidated statement of operations of the Company contained in its audited financial statements for those years as certified by the Company's independent accounting firm. Under the terms of the awards, the maximum aggregate amount that may be payable to Messrs. John Tulin, Eric P. Luft, Lewis Valenti and James Tulin is $840,000, $540,000, $540,000 and $432,000,
respectively.

 Each director who is not also an employee of, or counsel to, the Company receives a fee of $2,000 per meeting of the Board and of committees of the Board attended by him. In addition, pursuant to the terms of the 1994 Plan, each director who is not also an employee of the Company or any subsidiary of the Company in office immediately following each annual meeting of stockholders at which directors are elected will, effective on the date such annual meeting is held, automatically be granted an option to purchase 5,000 shares of Common Stock. During the fiscal year ended December 31, 1999, Messrs. Abramowitz, Macht and Vise were each granted an option to purchase 5,000 shares of Common Stock at an exercise price per share of $1.21938, the fair market value per share of Common Stock on the date of the grant.

  Robert Tulin (who is the brother of Marshall Tulin and uncle of John Tulin and James Tulin) was employed by the Company during 1999. Robert Tulin is the director of advertising and is responsible for coordinating the production of the Company's merchandise catalogs. Aggregate compensation paid Robert Tulin by the Company for services rendered during 1999 amounted to $90,000.

  The Company has entered into termination agreements with
Messrs. Marshall Tulin, John Tulin, Lewis Valenti,   Eric P. Luft
and James Tulin which expire on December 31, 2001 with an automatic annual extension commencing on December 31, 2001 and on each December 31 thereafter unless the Company shall have given 30 days' written notice prior to the then current expiration date that there shall be no extension. In the event of a change in control (as defined in such agreements) of the Company during the term of such agreements followed by a significant change in the duties, powers or conditions of employment of any such officer, the officer may within 2 years thereafter terminate his employment and receive a lump sum payment equal to 2.99 times such officer's "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

  In 1983 the Company terminated its pension plans covering salaried employees and salesmen and purchased annuities from the assets of those plans to provide for the payment (commencing at age 62) of accrued benefits of those employees who were not entitled to or did not elect to receive lump sum payments. The accrued annual benefits for Messrs. John Tulin, Lewis Valenti and James Tulin are $13,116, $12,731, and $10,407, respectively.

 During the Company's fiscal year ended December 31, 1999, no stock options were granted to or exercised by any executive officers named in the Summary Compensation Table. The following table sets forth certain information with respect to the number and value of unexercised options held by such executive officers as of December 31, 1999:

                    1999 FISCAL YEAR END OPTION  VALUES
                    Number of
                    Securities     Value of
                    Underlying     Unexercised
                    Unexercised    In-the-Money
                    Options at     Options at
                    FY-End (#)     FY-End ($)
                    Exercisable/   Exercisable/
Name                Unxercisable   Unxerciseable
Marshall Tulin          40,000 / 0    $35,020 / 0
John Tulin              40,000 / 0     35,020 / 0
Eric P. Luft            15,000 / 0     13,133 / 0
Lewis Valenti           35,000 / 0     30,643 / 0
James Tulin             35,000 / 0     30,643 / 0



Compensation Committee Interlocks and Insider Participation

  The Company's Executive Compensation Committee consists of Raymond Vise, a former Senior Vice President of the Company, and Mark Abramowitz. The members of the Company's Stock Option Committee are Mr. John J. Macht and Mr. Vise. Ronald Vise (who is the son of Raymond Vise) was employed by the Company during 1999 as a commissioned salesman. Aggregate compensation paid to Ronald Vise for services rendered during fiscal 1999 amounted to $162,425. Mark Abramowitz is a partner in the law firm of Parker Chapin LLP, which is retained by the Company to provide legal services. In addition, the Company and The Macht Group, a marketing and retail consulting firm of which John J. Macht serves as President, are parties to an agreement pursuant to which The Macht Group is entitled to receive compensation based on net sales of products under license agreements entered into between the Company and licensors introduced to the Company by The Macht Group. Aggregate compensation during fiscal 1999 earned by The Macht Group under this arrangement was $117,994.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEES

 The Executive Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, determines the compensation (other than through the grant of stock-based compensation) of the Chief Executive Officer of the Company, other employee members of the Board of Directors and the Company's Chief Financial Officer. The entire Board of Directors, with the recommendation of the Company's Chief Executive Officer, reviews and approves the salaries and bonuses of the Company's other executive officers. No quantitative factors were considered in determining executive compensation for fiscal 1999. Factors considered in determining executive compensation for fiscal 1999 included, among other things, the Company's profits and revenues, together with licensing arrangements entered into in fiscal 1999. The entire Board of Directors, with the recommendation of the Company's Chief Executive Officer, reviews and approves long-term performance awards under the Swank, Inc. 1998 Equity Incentive Compensation Plan. The Stock Option Committee, which is also comprised of two non-employee directors, administers the Company's compensation plans under which stock and stock-based compensation have been awarded other than the Swank, Inc. 1998 Equity Incentive Compensation Plan.

 The main objectives of the Company's executive compensation structure have included rewarding individuals for their respective contributions to the Company's performance and providing executive officers with a stake in the long-term success of the Company (mainly through the grant of stock options). The philosophy of the Board of Directors and each of its compensation committees has been to utilize a combination of salary as a base for compensation, annual bonuses as a means of short-term incentive compensation, stock options to provide longer term incentives and to link portions of compensation directly with the performance of the Company's Common Stock, and contractual protections against changes in or loss of employment in the event of a change of control of the Company. The Board and its compensation committees coordinate their efforts to determine overall compensation of executive officers.

 The Board of Directors, the Executive Compensation Committee and the Stock Option Committee have determined to place additional emphasis on motivating its executive officers and other employees by means of performance-related incentives and short and long range performance goals. To that end, the Board adopted the Swank, Inc. 1998 Equity Incentive Compensation Plan which the Company's stockholders approved at the 1998 Annual Meeting. The Incentive Compensation Plan provides for the grant, in the discretion of the Board of Directors or any committee appointed by the Board to administer the Incentive Compensation Plan, of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance and other awards. The Board of Directors or such committee may, in connection with each option or award, establish one or more objective criteria (which may include, without limitation, reference to the Company's or any of its division's revenues, margins or profits) to determine whether, among other things, options or awards shall vest or otherwise become exercisable, and whether all or a portion of the compensation under such options or awards shall become payable.

 Base Salary. The Board of Directors and Executive Compensation Committee review the base salary of each executive officer annually. In determining the base salaries to be paid to executive officers (other than those whose salaries are fixed pursuant to the terms of applicable employment agreements), the Board of Directors and Executive Compensation Committee consider, among other factors, the executive's level of responsibility, experience and expertise, length of service with the Company and compensation levels in competing companies. The Board and the Executive Compensation Committee, in consultation with the Company's Chief Executive Officer, also review the performance of each executive officer. These reviews have been qualitative in nature, with no specific weight being assigned to the various factors considered.

 Annual Bonus Compensation. The Board and Executive Compensation Committee continue to place emphasis on incentive compensation. In determining the amount of annual bonuses, the Board and the Executive Compensation Committee have considered such factors as the Company's revenues and profitability, as well as an individual executive's personal performance and contribution to the Company's overall performance during that fiscal year. No specific weight is generally assigned any particular factor, although where the Company's overall financial results have not been favorable, the Board and Executive Compensation Committee have from time to time not awarded annual bonuses or have reduced them to qualitatively reflect such results.

 Other Incentive Compensation. The Company has in the past utilized stock options as the primary method of providing stock-based incentive compensation. However, the Company's remaining stock option plan available to executives and employees expired by its terms in fiscal 1997 and no further options may be granted thereunder. As described above, the Board of Directors and its compensation committees replaced the 1987 Plan and the Incentive Share Plan with the Incentive Compensation Plan as the primary manner, along with annual bonuses, of motivating its employees, providing employees a way of participating in the growth of the Company, as well as of linking the interests of its executives with the overall interests of stockholders.

 Chief Executive Officer Compensation. The compensation of John Tulin, the Company's President and Chief Executive Officer, for fiscal 1999 was comprised of two components, salary of $410,000 and annual bonus. The Executive Compensation Committee awarded Mr. Tulin a bonus of $60,000. In reviewing Mr. Tulin's performance, the Executive Compensation Committee noted Mr. Tulin's leadership role in the continued growth in the Company's net sales to record levels in 1999, and the substantial progress made toward enhancing the Company's overall liquidity by reducing excess inventories. Mr. Tulin's current salary of $410,000 per annum is fixed through the end of fiscal 2001 pursuant to an employment agreement with the Company.

                      Executive           Stock Option
                      Compensation        Committee
Board of Directors    Committee
Mark Abramowitz       Mark Abramowitz     John J. Macht
John J. Macht         Raymond Vise        Raymond Vise
James Tulin
John A. Tulin
Marshall Tulin
Raymond Vise


                        PERFORMANCE GRAPH

  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY, PEER
                     GROUP AND BROAD MARKET

                       1994    1995    1996    1997    1998     1999
Swank, Inc.           100.0   70.59   55.89  105.88  170.59    88.24
Peer Group Index      100.0   55.16   43.72   88.67   80.35    70.57
NADSAQ Market Index   100.0  129.71  161.18  197.16  278.08   490.46

 ASSUMES $100 INVESTED ON JANUARY 1, 1994 AND THAT ALL DIVIDENDS
                          WERE RESERVED


The peer group includes companies that compete with the Company in one or more of its product categories as well as companies in similar industries. The peer group includes: Jaclyn, Inc., The
Leather Factory, Inc. and Tandy Brands Accessories, Inc.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.


I.   Approval of Independent Accountants

  There will also be brought up for consideration at the Meeting the approval of the appointment of accountants to perform the annual audit for the fiscal year ending December 31, 2000. Subject to the action of the stockholders at the Meeting, the Board has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as the independent accountants to audit the financial statements of the Company for the current fiscal year. They have been the Company's accountants since 1952. The Board recommends their approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


MISCELLANEOUS

  In order to be included in the proxy materials for the 2001
Annual Meeting of Stockholders of the Company, stockholder proposals must be received by the Company on or before November 20, 2000. As to any proposal intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders of the Company, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on any such proposal unless the Company receives notice of the matter on or before February 3, 2001. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on such matter to the extent permitted by Rule 14a-4(c)(2) of the Securities
Exchange Act of 1934, as amended.

  The accompanying proxy will be voted as specified by stockholders. If no specification is made, it is intended that the proxy will be voted FOR the election of all directors and FOR the approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

  Shares of Common Stock that are voted to abstain and broker non-votes will be considered present at the Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered entitled to vote with respect to such matter.

  The Board does not know of any other matter to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.



By Order of the Board of Directors




Jerold R. Kassner
Secretary



March 20, 2000


                           SWANK, INC.

         6 Hazel Street, Attleboro, Massachusetts 02703
            Proxy for Annual Meeting of Stockholders

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Marshall Tulin and John Tulin, and each of them, with full power of substitution, the attorneys and proxies of the undersigned, to attend the 2000 Annual Meeting of Stockholders of SWANK, INC. (the "Company") to be held at the Company's offices at 6 Hazel Street, Attleboro, Massachusetts 02703, on April 20, 2000 at 11:00 A.M. local time, and all adjournments thereof, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote upon the following matters:

           (Please Sign and Date on the Reverse Side)


                 Please date, sign and mail your
              proxy card back as soon as possible!

                 Annual Meeting of Stockholders
                           SWANK, INC.

                         April 20, 2000



         Please Detach and Mail in the Envelope Provided

A X  Please mark your
     votes as in this
     example.

                             FOR
                         (except as
                         indicated to     WITHHOLD
                         the contrary     AUTHORITY
                         below)           TO VOTE FOR

1.Election of             ______          ______
  two (2)
  Class II
  directors to serve on the Company's Board of Directors;

  Nominees:     John Tulin
                John J. Macht

  For, except vote withheld from the following nominee(s)

  _____________________________________________

                                               FOR   AGAINST   ABSTAIN

2.The approval of the appointment of           ____    ____     ____
  PricewaterhouseCoopers LLP as the
  independent accountants of the Company for the year 2000.

3. The transaction of such other business as may properly come before the meeting.


UNLESS OTHERWISE INDICATED, THE PROXY WILL BE VOTED
"FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR, "FOR"
ITEM 2 AND WITH DISCRETION ON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.
IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THIS
FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.


SIGNATURE_____________ DATE____ SIGNATURE___________DATE ________
                                 (SIGNATURE IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.